SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549



                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):
                       April 21, 1997


                    BELLSOUTH CORPORATION
   (Exact name of registrant as specified in its charter)


      Georgia                 1-8607        58-1533433
    (State or other         (Commission     (IRS Employer
    jurisdiction of         File Number)    Identification
     incorporation)                                No.)


  1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
  (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number, including area code
                       (404) 249-2000

Item 5.  Other Events

First Quarter Earnings

BellSouth Corporation (NYSE: BLS) reported earnings per share (EPS) of 70 cents in the first quarter of 1997.

EPS increased 11.1 percent compared with 63 cents in the first quarter a year ago, before a one-time gain of 35 cents in 1996 on the sale of paging operations.

BellSouth's access lines increased 379,000 in the three months ended March 31, 1997 compared to an increase of 359,000 in the first quarter of 1996. The 4.8 percent annual growth was driven by strong demand in the consumer market. Total residential lines increased by 254,000 in the first three months of 1997. Additional residential lines increased 106,000.

Sales of BellSouth's calling features and convenience services, such as Caller ID, Caller ID Deluxe, Call Waiting and MemoryCallr service voice messaging, continued to grow rapidly, posting a 24 percent increase in total features activated. Total revenues from vertical services were $295 million in the first quarter of 1997, up 29 percent from the same three months of 1996.

BellSouth continued its growth in wireless communications, both in the U.S. and in international markets. The company's U.S. cellular operations ended the first quarter with 3.8 million customers, an annual growth rate of 24 percent. In BellSouth's international cellular markets, customers increased 76 percent since the first quarter of 1996, reaching 1.5 million. With the addition of Peru, Nicaragua and Ecuador during the first quarter of 1997, BellSouth now serves cellular markets in 14 countries with 188 million potential customers.

BellSouth's first quarter revenues of $4.8 billion increased
6.7 percent compared with the same quarter of 1996. Total operating expenses increased 4.0 percent, primarily reflecting customer growth in wireless. In BellSouth's telephone operations, cash operating expenses declined 1.6 percent compared with the first quarter of 1996. Net income in the quarter was $693 million, compared with $626 million in the first quarter a year earlier (before the one-time gain of $344 million on the sale of paging operations.)

1997 Earnings Growth

BellSouth believes that normalized earnings growth could be in the low double digits through 1997. This forward-looking statement is based on a number of assumptions including, but not limited to: (1) economic growth and demand for wireline and wireless communications services continues in BellSouth's service territories; (2) BellSouth Telecommunications, Inc. is successful in furthering its cost reduction efforts; (3) the effect of access reform initiatives now being considered by the FCC is reasonably revenue neutral and (4) local service competition does not have a significant adverse impact on revenues in 1997. Any developments significantly deviating from these assumptions could cause actual results to differ materially from those in the above forward-looking statement.

South Carolina Settlement

In 1994, the South Carolina Public Service Commission ordered BellSouth Telecommunications to refund approximately $29 million, plus interest, based on an investigation of 1992 earnings. The Commission postponed review of earnings in 1993 and 1994 pending final resolution of the 1992
period.   The order with respect to the 1992 period was
substantially affirmed by the South Carolina Court of Common Pleas in October 1996 and BellSouth Telecommunications began to pursue further review of the decision.

On April 29, 1997, BellSouth Telecommunications, the
Commission and other parties to the proceeding agreed on a settlement to claims of alleged overearnings for the years
1992 through 1994. Under the terms of the settlement, BellSouth Telecommunications will pay approximately $72 million to its customers. Accordingly, BellSouth will record a charge of approximately $.05 per share in the second quarter of 1997 associated with the settlement.

PRELIMINARY
April 21, 1997
                    BELLSOUTH CORPORATION
              CONSOLIDATED STATEMENTS OF INCOME
           (In Millions, Except Per Share Amounts)
                         (Unaudited)

                                 For the Three
                                 Months Ended
                                   March 31,
                                1997      1996
    Operating Revenues:
     Network and related
       services
     Local service            $ 2,104   $ 1,930
     Interstate access            917       909
     Intrastate access            218       218
     Toll                         174       207
     Wireless communications      765       625
     Directory advertising
       and publishing             361       318
     Other services               306       334
    Total Operating Revenues    4,845     4,541

    Operating Expenses:
     Cost of services and
       products                 1,422     1,468
     Depreciation and
       amortization               960       903
     Selling, general and
       administrative           1,110       987
    Total Operating Expenses    3,492     3,358

    Operating Income            1,353     1,183

    Interest Expense              183       180
    Gain on Sale of Paging
      Business                      -       442
    Other Income (Expense),
     net                           (7)       36

    Income Before Income
     Taxes                      1,163     1,481
    Provision for Income
     Taxes                        470       511

    Net Income                $   693   $   970

    Weighted Average Common
     Shares Outstanding           992       994
    Dividends Declared Per
     Common Share             $   .36   $   .36
    Earnings Per Share        $   .70   $   .98

    PRELIMINARY
    April 21, 1997
                    BELLSOUTH CORPORATION
                 CONSOLIDATED BALANCE SHEETS
           (In Millions, Except Per Share Amounts)

                                     March 31,   December 31,
                                        1997         1996
                                    (Unaudited)
                ASSETS
    Current Assets:
     Cash and cash equivalents       $    946     $  1,178
     Temporary cash investments            43           51
     Accounts receivable, net of
       allowance for uncollectibles
       of $185 and $180                 3,982        4,087
     Material and supplies                423          451
     Other current assets                 547          531
       Total Current Assets             5,941        6,298
    Investments and Advances            2,821        2,430
    Property, Plant and Equipment:
     Property, Plant and Equipment     50,727       50,059
     Accumulated Depreciation          28,944       28,234
                                       21,783       21,825
    Deferred Charges and Other
     Assets                               536          610
    Intangible Assets, net              1,445        1,405
    Total Assets                     $ 32,526     $ 32,568

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
     Debt maturing within one year   $  1,635     $  2,124
     Accounts payable                   1,391        1,446
     Other current liabilities          3,111        2,871
       Total Current Liabilities        6,137        6,441
    Long-Term Debt                      7,961        8,116
    Deferred Credits and Other
     Liabilities:
     Accumulated deferred income
      taxes                             1,872        1,899
     Unamortized investment tax
      credits                             262          278
     Other liabilities and
      deferred credits                  2,641        2,585
     Total Deferred Credits and
       Other Liabilities                4,775        4,762
    Shareholders' Equity:
     Common stock, $1 par value         1,009        1,009
     Paid-in capital                    7,698        7,697
     Retained earnings                  5,879        5,541
     Shares held in trust and
       treasury                          (499)        (532)
     Guarantee of ESOP debt              (434)        (466)
       Total Shareholders' Equity      13,653       13,249
    Total Liabilities and
     Shareholders' Equity            $ 32,526     $ 32,568

                          PRELIMINARY
                         April 21, 1997

               BELLSOUTH FINANCIAL HIGHLIGHTS
                        SELECTED DATA
                         (UNAUDITED)

                                     Three Months  Three Months
                                        Ended          Ended
                                      March 31,      March 31,
                                         1997          1996



    Earnings per share                  $  .70        $  .98(a)

    Return on average common
     equity (annualized)                  20.5%         31.6%

    Return on average total
     capital(annualized)                  14.3%         19.4%

    Weighted average common shares
     outstanding (millions)                992           994

    Dividends per share                 $  .36        $  .36

    Property additions (millions)       $  901        $  902



                                          At March 31,
                                        1997       1996

    Common shares outstanding
     (millions)                          992        994

    Debt ratio                          41.2%      43.0%

    Total employees                    81,803     85,905


(a) Includes an after-tax gain of $344 ($.35 per share) from sale of paging business.

    PRELIMINARY
    April 21, 1997

             BELLSOUTH TELECOMMUNICATIONS, INC.
              CONSOLIDATED STATEMENTS OF INCOME
                        (In Millions)
                         (Unaudited)

                                 For the Three
                                 Months Ended
                                   March 31,
                                1997      1996

   Operating Revenues:
     Local service             $ 2,104   $ 1,930
     Interstate access             917       909
     Intrastate access             218       218
     Toll                          174       207
     Other                         392       391
   Total Operating Revenues      3,805     3,655

   Operating Expenses:
     Cost of services and
       products                  1,205     1,260
     Depreciation and
       amortization                819       798
     Selling, general and
       administrative              630       604
   Total Operating Expenses      2,654     2,662

   Operating Income              1,151       993

   Interest Expense                134       139
   Other Income, net                 2        11

   Income Before Income
    Taxes                        1,019       865
   Provision for Income
    Taxes                          386       326

   Net Income                  $   633   $   539


                          PRELIMINARY
                         April 21, 1997

      BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
                        SELECTED DATA
                         (UNAUDITED)




                                       Three Months   Three Months
                                           Ended          Ended
                                         March 31,      March 31,
                                           1997           1996

       Property additions (millions)       $ 732          $ 738

       Access minutes of use
        (millions):
       Interstate                          17,721         16,660

       Intrastate                           5,552          5,118

       IntraLATA toll messages                230            281
        (millions)



                                               At March 31,
                                           1997            1996

       Debt ratio                           47.7%          49.5%

       Telephone employees                 62,307         68,425

       Network access lines in
        service (thousands)                22,514         21,492




                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BELLSOUTH CORPORATION


By: /s/ W.Patrick Shannon
    W.Patrick Shannon
    Vice President and Controller
    April 30, 1997